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                                                                      Exhibit 24

                            Special Power of Attorney

         The undersigned hereby constitutes and appoints Gary C. Vesperman his true and lawful attorney-in-fact and agent will full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form 10Q-SB, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to and perform each and every act and think requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form 10Q-SB has been signed by the following persons in the capacities and on the date indicated:

By:  /s/  Gary C. Vesperman     President                November 11, 1999

By:  /s/  Timothy J. Zelenka    Secretary and Treasurer  November 11, 1999